===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 14, 1995
                                                        -----------------

                                  HUBCO, Inc.
                                  ----------
             (Exact name of registrant as specified in its charter)

        New Jersey                   0-010699             22-2405746
        ----------                   --------             ----------
(State or other jurisdiction       (Commission          (IRS Employer
      of incorporation)            File Number)       Identification No.)


  1000 MacArthur Boulevard, Mahwah, New Jersey              07430
  --------------------------------------------              -----
    (Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code    (201) 236-2641
                                                      --------------


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                           Exhibit Index at Page
                                                 ---

Item 5.  Other Events.

     On February 14, 1995, HUBCO, Inc. ("HUBCO") entered into a definitive agreement with Urban National Bank ("Urban") pursuant to which Urban will be merged with and into Hudson United Bank, HUBCO's commercial bank subsidiary. Under the terms of the agreement, shareholders of Urban will receive 2.17 shares of HUBCO common stock in exchange for each of the 984,372 Urban shares outstanding, subject to adjustment. The exchange ratio will be adjusted downward in the event that the Closing Shareholder's Equity of Urban, as defined in the agreement, falls below $11,795,000. The agreement further provides that Urban may terminate the transaction in the event that the exchange ratio, as adjusted, is less than 2.0, the Average Closing Price of HUBCO common stock, as defined in the agreement, is less than $12.75 per share, or if the exchange ratio multiplied by the Average Closing Price of the HUBCO common stock yields an amount less than $26.65. The agreement also provides that in the event Urban terminates the agreement with HUBCO and subsequently enters into an agreement with a third party pursuant to which Urban will be acquired, sell substantially all of its assets, or undertake a transaction having substantially similar effect, such third party will be required to pay HUBCO a breakup fee equal to $1,000,000.

     Consummation of the merger is subject to several conditions, including that the transaction qualify as a pooling of interests for accounting purposes and that the parties receive all necessary regulatory approvals.

     In addition, the agreement provides that after the merger, Mr. Robert Mangano, President of Urban, will join Hudson United Bank as an executive vice president, and that Messrs. Bryant D. Malcolm and W. Peter McBride, currently directors of Urban, will become members of the Board of Directors of HUBCO. In addition, Messrs. Malcolm, McBride and Joseph Pfeifer, who is also a director of Urban, will join the Board of Hudson United Bank.

Recent Developments Regarding HUBCO

     On January 18, 1995, HUBCO reported its results for the year ended December 31, 1994. Net income for the year ended December 31, 1994 increased to $16,931,000 or $2.45 per share fully diluted compared with $14,202,000 or $2.06 per share last year. Adjusted for the 3 for 2 stock split effective January 14, 1995 (the "Stock Split"), earnings per share were $1.64 fully diluted, up from $1.37 in 1993. HUBCO's 1994 return on average equity was 19% and return on average assets was 1.35%.

     Net income for the fourth quarter ended December 31, 1994 rose 25% to a record $4,700,000, or $.65 per share fully diluted, from $3,755,000, or $.55 per share in 1993. On an adjusted basis, earnings per share were $.43 and $.36 respectively. On an earnings per share basis, the increase was 16% after calculating the fully diluted effect of the conversion of the preferred stock issued in the Washington Bancorp acquisition. HUBCO's annualized return on average equity for the fourth quarter of 1994 was 18.9% and the annualized return on average assets was 1.35%.

     For the year ended December 31, 1994, net interest income was $58,021,000, up from $47,018,000 in 1993. HUBCO's net interest margin for 1994 was 5.09% versus 5.20% for 1993 and was 5.33% for the fourth quarter of 1994 versus 5.16% for last year's fourth quarter. The fourth quarter's increased net interest margin is a result of the acquisition of Shoppers Charge Accounts Co. in the fourth quarter. The acquisition of this credit card company had the effect of increasing HUBCO's net interest margin and also increasing its operating expenses.

     Fee income for 1994 was $9,990,000, up 16% from last year and for the fourth quarter of 1994 totaled $2,597,000, up 18% from the comparable period in 1993.

     Total operating expenses for 1994 were $38,004,000, up from $29,971,000 last year and for the fourth quarter totaled $11,041,000, compared with $7,352,000 for the same quarter last year. These increases are due in large measure to the three acquisitions completed during 1994.

     HUBCO's efficiency ratio (a ratio of overhead expense to recurring tax equivalent income) for the fourth quarter was 55.3% and for the full year was 54.9%. Included in the results for 1994 are the amortization of non-cash purchase accounting adjustments which total approximately $1,500,000. Overhead expenses in 1994 include the expenses related to maintaining two corporate headquarters, completing HUBCO's computer conversion, converting Washington Bancorp and the Polifly acquisition to the new HUBCO system, plus the conversion to an imaged check processing system. The results do not reflect the full cost savings from the four branch consolidations which occurred in December.

     For the year ended December 31, 1994 total assets increased by 32% to $1.377 billion, total loans grew by 38% to $716 million and deposits increased by 28% to $1.2 billion. The growth in comparative totals are principally the result of the acquisitions completed this year.

     Total non-performing assets of $13,650,000 (.99% of total assets) were up $3,628,000 from last year despite HUBCO having acquired Washington Bancorp which brought approximately $18,000,000 of non-performing assets to HUBCO. Non-performing assets decreased by $3,407,000 from last quarter due primarily to the sale of a pool of non-performing mortgage loans. Total non-performing loans of $10,456,000 were up from $7,711,000 last year and down from $14,183,000 at September 30, 1994. The provision for loan losses was $3,000,000 during 1994. The allowance for possible loan losses ($13,228,000) as a percentage of loans was 1.8% and covered 133% of non-accruing loans, 127% of non-performing loans and 97% of non-performing assets at year end.

     HUBCO's stockholders equity was $99,020,000 at year end 1994 versus $78,954,000 last year. At December 31, 1994, HUBCO's Tier I Risk Based Capital Ratio was 12.24%, the Total Capital Ratio was 16.90%, and the Leverage Capital Ratio was 6.55%. These ratios all exceed the regulatory requirements of 6%, 10% and 5% respectively to be considered a well-capitalized institution.

Urban National Bank

     Urban National Bank is a national bank headquartered in Franklin Lakes, New Jersey. Urban operates a commercial banking business similar to other institutions of its size, offering lending, depository and related financial services to individuals and small to medium size businesses in its northern New Jersey market area. Urban offers short and medium term loans, lines of credit, letters of credit, inventory and accounts receivable financing, real estate construction loans and first mortgages. Urban's deposit products include demand deposits, savings accounts, time deposit accounts and rent security. Urban also offers collection, wire transfer and night depository services. Urban operates through its branch network consisting of nine offices in western Bergen and northern Passaic Counties, New Jersey.

     In January, 1995, Urban publicly reported its results for the year ended December 31 1994. HUBCO includes this information in this filing based upon Urban's report. For the year ended December 31, 1994, Urban reported net income of $1,484,000 or $1.51 per share, a 44.7% increase in net income from the year ended December 31, 1993 when net income was $1,025,000 or $1.04 per share. Net interest income for the year ended December 31, 1994 also increased by 13.2% to $9,300,000 from the $8,213,000 reported for the year ended December 31, 1993.

     Urban's non-performing assets declined during 1994 to $6.5 million, a decrease of 19.6% over non-performing assets at December 31, 1993. Urban's loan loss reserve at December 31, 1994 totaled $1,486,000 or 1.65% of total loans. At December 31,

1994, Urban reported total assets of $241.3 million and total deposits of $206.4 million.

Pro Forma Combined Financial Information

     The following unaudited pro forma financial information takes into account HUBCO's recently completed acquisition of Washington Bancorp, Inc. (the "Washington Merger") and HUBCO's pending acquisitions of Jefferson National Bank ("Jefferson") and Urban. The Washington Merger, consummated on July 1, 1994, has been accounted for as a purchase; accordingly, HUBCO's historical financial statements reflect the consolidated results of operations of Washington Bancorp, Inc. ("Washington") solely for periods on and after July 1, 1994. In contrast, both the Jefferson merger and the Urban merger are intended to be accounted for as poolings of interests. Under the pooling of interests method of accounting, HUBCO's consolidated financial statements will be retroactively adjusted after the mergers to combine the results of the operations of HUBCO, Jefferson and Urban for periods prior to the consummation of the mergers.

     The following unaudited Pro Forma Combined Condensed Balance Sheet of HUBCO, Jefferson and Urban at September 30, 1994 gives effect to the Jefferson and Urban mergers as if they had been consummated on that date, based on adjustments described in the accompanying Notes to the Pro Forma Combined Condensed Unaudited Financial Statements (the "Notes"). Inasmuch as the Washington Merger was consummated prior to September 30, 1994, HUBCO's historical balance sheet at September 30, 1994 includes the assets and liabilities of Washington retained by the merged institution at September 30, 1994.

     Also presented are three separate unaudited Pro Forma Combined Condensed Statements of Income, covering (i) the nine months ended September 30, 1994 (the "Interim Pro Forma Statement"), (ii) the year ended December 31, 1993 (the "1993 Pro Forma Statement"), and (iii) the year ended December 31, 1992 (the "1992 Pro Forma Statement"). These unaudited Pro Forma Combined Condensed Statements of Income reflect the following:

     o The Interim Pro Forma Statement gives effect to the Washington Merger and the Jefferson and Urban mergers as if such transactions had occurred on January 1, 1994. The Interim Pro Forma Statement combines the results of operations of (i) HUBCO for the nine months ended September 30, 1994 (including the results of operations of Washington from July 1, 1994 to September 30, 1994), (ii) Washington for the six months ended June 30, 1994, (iii) Jefferson for the nine months ended September 30, 1994, and (iv) Urban for the nine months ended September 30, 1994 subject to the adjustments set forth in the Notes.

     o The 1993 Pro Forma Statement gives effect to the Washington Merger and the Jefferson and Urban mergers as if such transactions had occurred on January 1, 1993 and combines the results of operations of HUBCO, Washington, Jefferson and Urban for the year ended December 31, 1993, subject to the adjustments set forth in the Notes.

     o Due to differences in the disclosures applicable to the purchase and pooling of interests methods of accounting, the 1992 Pro Forma Statements give effect to the Jefferson and Urban mergers as if they had occurred on January 1, 1992, but do not give effect to the Washington Merger. Thus, the 1992 Pro Forma Statements combine the results of operations of HUBCO, Jefferson and Urban for the periods presented, but do not include any information regarding Washington. Any comparison of the 1992 Pro Forma Statements with pro forma data for other periods presented herein should take into account that the 1992 Pro Forma Statements do not reflect Washington's results of operations, while such other pro forma data reflects Washington's results of operations either in Washington's historical financial statements (through June 30, 1994) or in HUBCO's historical financial statements (from July 1, 1994 to September 30, 1994).

     The unaudited pro forma information presented herein has been prepared by HUBCO management based upon the historical financial statements and related notes thereto of HUBCO, Washington, Jefferson and Urban. The Pro Forma Combined Condensed Statements of Income are not necessarily indicative of the results of operations which would have been achieved had these transactions been consummated as of the beginning of such periods for which such data are presented and should not be construed as being representative of future periods.

           Summary Pro Forma Combined Unaudited Financial information


                                        For the Nine Months     For the Year
                                        Ended September 30,   Ended December 31,
                                               1994            1993      1992
                                             --------        --------  --------
                                        (In thousands, except per share amounts)
RESULTS OF OPERATIONS:
  Net interest income before provision
    for possible loan losses............     $54,775         $65,822   $52,935
  Provision for possible loan losses....       3,276           5,558     7,944
  Net interest income after provision
    for possible loan losses ...........      51,499          60,264    44,991
  Income before income taxes............      18,662          19,938     9,608
  Net income............................      11,513          13,916     8,971

  Income per common share (1):
    Primary ............................       $0.85(2)        $0.97     $0.75
    Fully diluted.......................        0.84            0.97      0.75


                                             As of
                                         September 30
                                             1994
                                          ----------
BALANCE SHEET:
  Total assets........................... $1,718,322
  Total deposits.........................  1,512,259
  Total stockholders' equity.............    116,033
  Book value per common share(1).........       7.75



                                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                            AS OF SEPTEMBER 30, 1994
                                                  (Unaudited)

                                                                                 Pro Forma
                                            Historical           Pro Forma       Combined     Historical  Pro Forma
                                      ----------  ---------     Adjustments      HUBCO and     --------- Adjustments    Pro Forma
                                         HUBCO    Jefferson      Jefferson       Jefferson       Urban      Urban        Combined
                                      ----------  ---------      ---------       ---------     ---------  ---------     ----------
                                                                          (In thousands)
Assets:
  Cash and due from banks..........   $   56,434    $ 5,039     $   --           $   61,473    $ 15,084    $ --         $   76,557
  Securities.......................      576,688     24,805     (24,805)(A)         576,688      60,796      --            637,484
  Securities available for sale....       48,254      8,929      23,737 (B)          80,920      46,905     (11)(AA)       127,814
  Federal funds sold...............       10,845      5,110        --                15,955        --        --             15,955
  Loans............................      661,954     44,695       1,777 (C)         708,426      90,707     399 (BB)       799,532
  Allowance for possible
    loan losses....................      (14,310)    (1,648)       (170)(D)         (16,128)     (1,515)    (46)(CC)       (17,689)
  Premises and equipment...........       30,836        819        --                31,655       1,850      --             33,505
  Other real estate................        2,874      2,420      (1,607)(E)           3,687       2,845    (353)(DD)         6,179
  Intangible assets................       10,204      --           --                10,204        --        --             10,204
  Other assets.....................       23,033      1,609         336 (F)          24,978       3,803      --             28,781
                                      ----------    -------    --------          ----------    --------    ----         ----------
      Total Assets.................   $1,406,812    $91,778     $  (732)         $1,497,858    $220,475    $(11)        $1,718,322
                                      ==========    =======     =======          ==========    ========    ====         ==========



                                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                            AS OF SEPTEMBER 30, 1994
                                                  (Unaudited)

                                                                                 Pro Forma
                                            Historical         Pro Forma         Combined     Historical  Pro Forma
                                      ----------  ---------   Adjustments        HUBCO and     --------- Adjustments     Pro Forma
                                         HUBCO    Jefferson    Jefferson         Jefferson       Urban      Urban         Combined
                                      ----------  ---------    ---------         ---------     ---------  ---------      ----------
                                                                           (In Thousands)
Liabilities:
  Deposits.......................     $1,236,109    $85,288    $  --             $1,321,397    $190,862    $  --         $1,512,259
  Short term borrowings..........         40,271       --         --                 40,271      16,996       --             57,267
  Other liabilities..............          6,771        494       --                  7,265         498       --              7,763
                                      ----------    -------   -------            ----------    --------    -------       ----------
     Total Liabilities...........      1,283,151     85,782       --              1,368,933     208,356       --          1,577,289
                                      ----------    -------   -------            ----------    --------    -------       ----------
Subordinated debentures..........         25,000       --         --                 25,000       --          --             25,000
                                      ----------    -------   -------            ----------    --------    -------       ----------
Stockholders' Equity:
  Preferred stock................         19,147       --         --                 19,147       --          --             19,147
  Common stock...................         18,492      1,357      (270)(G)            19,579       1,230      2,566 (EE)      23,375
  Additional paid in capital.....         49,048      1,474         8 (H)            50,530       1,329     (2,574)(FF)      49,285
  Retained earnings..............         22,239      3,249       --                 25,488      11,288                      36,776
  Unrealized holding gain (loss)
    on securities available for
    sale, net of income taxes....            302        (84)     (470)(I)              (252)     (1,728)        (3)(GG)      (1,983)
  Treasury stock.................         (9,343)      --         --                 (9,343)      --          --             (9,343)
  Restricted stock awards........         (1,224)      --         --                 (1,224)      --          --             (1,224)
                                      ----------    -------   -------            ----------    --------    -------       ----------
     Total stockholders' equity..         98,661      5,996      (732)              103,925      12,119        (11)         116,033
                                      ----------    -------   -------            ----------    --------    -------       ----------
     Total liabilities and
       stockholders' equity.....      $1,406,812    $91,778     $(732)           $1,497,858    $220,475    $   (11)      $1,718,322
                                      ==========    =======     =====            ==========    ========    =======       ==========


                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                  (Unaudited)
                  For the Nine Months Ended September 30, 1994

                                              Washington
                                              Historical                    Pro Forma
                                              Six Months       Pro Forma     Combined                   Pro Forma
                                 HUBCO           Ended        Adjustments    HUBCO and    Jefferson    Adjustments
                               Historical    June 30, 1994    Washington    Washington    Historical    Jefferson
                               ----------    -------------    -----------   ----------    ----------   -----------
                                                     (In thousands, except per share amounts)
Interest income:
  Loans.....................    $35,328          $6,728        $  (452)(a)   $41,604        $3,088          --
  Securities................     23,847           2,220            142 (b)    26,261         1,028          --
                                                                    53 (c)
                                                                    (1)(d)
  Federal funds sold........        366              50           --             416           301          --
                                -------          ------        -------       -------        ------       ------
    Total interest income...     59,541           8,998           (258)       68,281         4,417          --
                                -------          ------        -------       -------        ------       ------
Interest expense:
  Deposits..................     16,690           3,625            793 (e)    21,108         1,580          --
  Borrowings................        406              10            430 (f)       846          --            --
  Subordinated debt.........      1,259            --             --           1,259          --            --
                                -------          ------        -------       -------        ------       ------
    Total interest expense..     18,355           3,635          1,223        23,213         1,580          --
                                -------          ------        -------       -------        ------       ------
    Net interest income
      before provision for
      possible loan losses..     41,186           5,363         (1,481)       45,068         2,837          --
Provision for possible loan
  losses....................      1,950             825           --           2,775           175          151 (J)
                                -------          ------        -------       -------        ------       ------
    Net interest income
      after provision for
      possible loan losses..     39,236           4,538         (1,481)       42,293         2,662         (151)
                                -------          ------        -------       -------        ------       ------
Non-interest income.........      7,392             473           --           7,865           378          --
                                -------          ------        -------       -------        ------       ------
Operating expenses:
  Salaries and other
    employee benefits.......     14,509           1,684           --          16,193         1,188          --
  Occupancy and equipment
    expense.................      4,402             395             18 (g)     4,815           333          --
  Other operating expenses..      8,051           3,470            500 (h)    12,021         1,549         (151) (J)
                                -------          ------        -------       -------        ------       ------
    Total operating
      expenses..............     26,962           5,549            518        33,029         3,070         (151)
                                -------          ------        -------       -------        ------       ------
    Income (loss) before
      income taxes..........     19,666            (538)        (1,999)       17,129           (30)         --
Income tax provision
  (benefit).................      7,435            (123)          (760) (i)    6,552            64          --
                                -------          ------        -------       -------        ------       ------
    Net income (loss).......    $12,231           ($415)       ($1,239)      $10,577       ($   94)      $  --
                                =======          ======        =======       =======        ======       ======
                                Pro Forma
                                Combined
                                  HUBCO                         Pro Forma
                                Washington        Urban        Adjustments    Pro Forma
                              and Jefferson     Historical        Urban        Combined
                              -------------    -------------   ------------   ----------
                                         (In thousands, except per share amounts)
Interest income:
  Loans.....................    $44,692         $5,735           $  --          $50,427
  Securities................     27,289          4,113              --           31,402


  Federal funds sold........        717             94              --              811
                                -------         ------           -------        -------
    Total interest income...     72,698          9,942              --           82,640
                                -------         ------           -------        -------
Interest expense:
  Deposits..................     22,688          2,685              --           25,373
  Borrowings................        846            387              --            1,233
  Subordinated debt.........      1,259           --                --            1,259
                                -------         ------           -------        -------
    Total interest expense..     24,793          3,072              --           27,865
                                -------         ------           -------        -------
    Net interest income
      before provision for
      possible loan losses..     47,905          6,870              --           54,775
Provision for possible loan
  losses....................      3,101            125               50 (HH)      3,276
                                -------         ------           -------        -------
    Net interest income
      after provision for
      possible loan losses..     44,804          6,745              (50)         51,499
                                -------         ------           -------        -------
Non-interest income.........      8,243          1,018              --            9,261
                                -------         ------           -------        -------
Operating expenses:
  Salaries and other
    employee benefits.......     17,381          3,150              --           20,531
  Occupancy and equipment
    expense.................      5,148          1,075              --            6,223
  Other operating expenses..     13,419          1,975              (50) (HH)    15,344
                                -------         ------           -------        -------
    Total operating
      expenses..............     35,948          6,200              (50)         42,098
                                -------         ------           -------        -------
    Income (loss) before
      income taxes..........     17,099          1,563              --           18,662
Income tax provision
  (benefit).................      6,616            533              --            7,149
                                -------         ------           -------        -------
    Net income (loss).......    $10,483         $1,030           $  --          $11,513
                                =======         ======           =======        =======

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                  (Unaudited)
                  For the Nine Months Ended September 30, 1994





                                              Washington
                                              Historical                    Pro Forma
                                              Six Months       Pro Forma     Combined                   Pro Forma
                                 HUBCO           Ended        Adjustments    HUBCO and    Jefferson    Adjustments
                               Historical    June 30, 1994    Washington    Washington    Historical    Jefferson
                               ----------    -------------    -----------   ----------    ----------   -----------


Income per share(x):
  Primary(y). ...............     $1.22                                         $1.00
  Fully diluted .............      1.20                                          0.97
Book Value per common
 share (x)...................      8.15                                          8.15
Dividends per common share
 (x).........................      0.26                                          0.26
Weighted average number of
 common shares outstanding
 (x).........................     9,757                                         9,757







                                Pro Forma
                                Combined
                                  HUBCO,                        Pro Forma
                                Washington        Urban        Adjustments    Pro Forma
                              and Jefferson     Historical        Urban        Combined
                              -------------    -------------   ------------   ----------



Income per share(x):
  Primary (y)................     $0.93                                         $0.85
  Fully diluted .............      0.91                                          0.84
Book Value per common
 share (x)...................      8.18                                          7.75
Dividends per common share
 (x).........................      0.26                                          0.26
Weighted average number of
 common shares outstanding
 (x).........................    10,368                                        12,503


(x) Shares issued and outstanding have been adjusted for the Stock Split.
(y) After reduction of $287 ($.36 per share) of Series A Preferred Stock dividends for the HUBCO historical financial information. After reduction of $861 ($1.08 per share) of Series A Preferred Stock dividends for the pro forma combined
    HUBCO and Washington financial information and the pro forma combined HUBCO, Washington and Jefferson financial information and the pro forma combined HUBCO, Washington, Jefferson and Urban financial information.


             See accompanying notes to pro forma combined condensed unaudited financial statements.

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                  (Unaudited)
                  For the year ended December 31, 1993

                                                                             Pro Forma
                                                               Pro Forma     Combined                   Pro Forma
                                 HUBCO        Washington      Adjustments    HUBCO and    Jefferson    Adjustments
                               Historical     Historical      Washington    Washington    Historical    Jefferson
                               ----------    -------------    -----------   ----------    ----------   -----------
                                                      (In thousands, except per share amounts)

Interest Income:
  Loans ......................  $43,546        $14,782         ($  904)(a)    $57,424      $4,896          $  --
  Securities .................   23,442          3,604             285 (b)     27,435         781             --
                                                                   105 (c)
                                                                    (1)(d)
  Federal funds sold .........      771            172            --              943         442             --
                                -------        -------         -------        -------     -------          ------
    Total interest income ....   67,759         18,558            (515)        85,802       6,119             --
                                -------        -------         -------        -------     -------          ------
Interest expense:
  Deposits ...................   20,379          8,795           1,586 (e)     30,760       2,311             --
  Borrowings .................      362             18             861 (f)      1,241         --              --
                                -------        -------         -------        -------     -------          ------
    Total interest expense ...   20,741          8,813           2,447         32,001       2,311             --
                                -------        -------         -------        -------     -------          ------
    Net interest income
     before provision for
     possible loan losses ....   47,018          9,745          (2,962)        53,801       3,808             --
Provision for possible
 loan losses .................    3,600            420            --            4,020       1,156             189 (J)
                                -------        -------         -------        -------     -------          ------
    Net interest income
     after provision for
     possible loan losses ....   43,418          9,325          (2,962)        49,781       2,652            (189)
                                -------        -------         -------        -------     -------          ------
Non-interest income ..........    8,606            949            --            9,555         489             --
                                -------        -------         -------        -------     -------          ------
Operating expenses:
  Salaries and other
   employee benefits .........   16,501          3,468            --           19,969       1,469             --
  Occupancy and equipment
   expense ...................    5,016            797              36 (g)      5,849         412             --
  Other operating expenses ...    8,454          4,503           1,001 (h)     13,958       2,554            (189) (J)
                                -------        -------         -------        -------     -------          ------
    Total operating
     expenses ................   29,971          8,768           1,037         39,776       4,435            (189)
                                -------        -------         -------        -------     -------          ------
    Income (loss) before
     income taxes ............   22,053          1,506          (3,999)        19,560      (1,294)            --
Income tax provision
 (benefit) ...................    7,851         (1,018)         (1,520) (i)     5,313          62             --
                                -------        -------         -------        -------     -------          ------
    Net Income (loss) ........  $14,202         $2,524         ($2,479)       $14,247     ($1,356)         $  --
                                =======        =======         =======        =======     =======          ======

                                   Pro Forma
                                   Combined
                                     HUBCO,                        Pro Forma
                                   Washington        Urban        Adjustments    Pro Forma
                                 and Jefferson     Historical        Urban        Combined
                                 -------------    -------------   ------------   ----------
                                         (In thousands, except per share amounts)

Interest Income:
  Loans ......................      $62,320         $7,698           $ --         $70,018
  Securities .................       28,216          4,780             --          32,996


  Federal funds sold .........        1,385            194             --           1,579
                                    -------         ------           -----        -------
    Total interest income ....       91,921         12,672             --         104,593
                                    -------         ------           -----        -------
Interest expense:
  Deposits ...................       33,071          3,914             --          36,985
  Borrowings .................        1,241            545             --           1,786
                                    -------         ------           -----        -------
    Total interest expense ...       34,312          4,459             --          38,771
                                    -------         ------           -----        -------
    Net interest income
     before provision for
     possible loan losses ....       57,609          8,213             --          65,822
Provision for possible
 loan losses .................        5,365            118              75 (HH)     5,558
                                    -------         ------           -----        -------
    Net interest income
     after provision for
     possible loan losses ....       52,244          8,095             (75)        60,264
                                    -------         ------           -----        -------
Non-interest income ..........       10,044          1,484             --          11,528
                                    -------         ------           -----        -------
Operating expenses:
  Salaries and other
   employee benefits .........       21,438          3,698             --          25,136
  Occupancy and equipment
   expense ...................        6,261          1,340             --           7,601
 Other operating expenses ....       16,323          2,869             (75)(HH)    19,117
                                    -------         ------           -----        -------
    Total operating
     expenses ................       44,022          7,907             (75)        51,854
                                    -------         ------           -----        -------
    Income (loss) before
     income taxes ............       18,266          1,672            --           19,938
Income tax provision
 (benefit) ...................        5,375            647            --            6,022
                                    -------         ------           -----        -------
    Net Income (loss) ........      $12,891         $1,025           $--          $13,916
                                    =======         ======           =====        =======

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                  (Unaudited)
                  For the year ended December 31, 1993


                                                                             Pro Forma
                                                               Pro Forma     Combined                   Pro Forma
                                 HUBCO        Washington      Adjustments    HUBCO and    Jefferson    Adjustments
                               Historical     Historical      Washington    Washington    Historical    Jefferson
                               ----------    -------------    -----------   ----------    ----------   -----------


Income per share (x):
  Primary (y) ................   $  1.37                                      $  1.26
  Fully diluted ..............      1.37                                         1.23
Dividends per common share (x)      0.31                                         0.31
Weighted average number of
 common shares outstanding (x)    10,364                                       10,364



                                   Pro Forma
                                   Combined
                                     HUBCO,                        Pro Forma
                                   Washington        Urban        Adjustments    Pro Forma
                                 and Jefferson     Historical        Urban        Combined
                                 -------------    -------------   ------------   ----------


Income per share (x):
  Primary (y) ................   $  1.07                                          $  0.97
  Fully diluted ..............      1.06                                             0.97
Dividends per common share (x)      0.31                                             0.31
Weighted average number of
  common shares outstanding (x)   10,975                                           13,110

(x) Shares issued and outstanding have been adjusted for the Stock Split.
(y) After reduction of $1,149 ($1.44 per share) of Series A Preferred Stock dividends for the pro forma combined HUBCO and
    Washington financial information and the pro forma combined HUBCO, Washington and Jefferson financial information and the pro forma combined HUBCO, Washington, Jefferson and Urban financial information.


             See accompanying notes to pro forma combined condensed unaudited financial statements.


                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                  (Unaudited)
                      For the year ended December 31, 1992


                                                                             Pro Forma
                                        Historical             Pro Forma     Combined                   Pro Forma
                               ---------------------------    Adjustments    HUBCO and      Urban      Adjustments    Pro Forma
                                 HUBCO         Jefferson       Jefferson     Jefferson    Historical      Urban       Combined
                               ----------    -------------    -----------    ---------    ----------   -----------   -----------
                                                             (In thousands, except per share amounts)
Interest Income:
  Loans ......................  $45,406         $6,105            $--         $51,511      $9,432            $--       $60,943
  Securities .................   20,898            908             --          21,806       3,517             --        25,323
  Federal funds sold .........    1,342            418             --           1,760         270             --         2,030
                                -------        -------         -------        -------     -------          ------      -------
    Total interest income ....   67,646          7,431             --          75,077      13,219             --        88,296
                                -------        -------         -------        -------     -------          ------      -------
Interest expense:
  Deposits ...................   26,094          3,454             --          29,548       5,068             --        34,616
  Borrowings .................      539            --              --             539         206             --           745
                                -------        -------         -------        -------     -------          ------      -------
    Total interest expense ...   26,633          3,454             --          30,087       5,274             --        35,361
                                -------        -------         -------        -------     -------          ------      -------
    Net interest income
     before provision for
     possible loan losses ....   41,013          3,977             --          44,990       7,945             --        52,935

Provision for possible
 loan losses .................    4,116          1,718             422 (J)      6,256       1,598              90 (HH)   7,944
                                -------        -------         -------        -------     -------          ------      -------
    Net interest income
     after provision for
     possible loan losses ....   36,897          2,259            (422)        38,734       6,347             (90)      44,991
                                -------        -------         -------        -------     -------          ------      -------
Non-interest income ..........    7,657            324             --           7,981       2,736             --        10,717
                                -------        -------         -------        -------     -------          ------      -------
Operating expenses:
  Salaries and other
   employee benefits .........   13,704          1,374             --          15,078       3,884             --        18,962
  Occupancy and equipment
   expense ...................    4,942            383             --           5,325       1,351             --         6,676
  Other operating expenses ...   15,703          2,125            (422)(J)     17,406       3,146             (90)(HH)  20,462
                                -------        -------         -------        -------     -------          ------      -------
    Total operating
     expenses ................   34,349          3,882            (422)        37,809       8,381             (90)      46,100
                                -------        -------         -------        -------     -------          ------      -------
    Income (loss) before
     income taxes ............   10,205         (1,299)            --           8,906         702            --          9,608

Income tax provision
 (benefit) ...................      564           (181)            --             383         254            --            637
                                -------        -------         -------        -------     -------          ------      -------
    Net Income (loss) ........   $9,641        ($1,118)           $--          $8,523        $448           $--         $8,971
                                =======        =======         =======        =======     =======          ======      =======

Income per share (x):
  Primary ....................    $1.06                                         $0.87                                    $0.75


                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                  (Unaudited)
                      For the year ended December 31, 1992



                                                                             Pro Forma
                                        Historical             Pro Forma     Combined                   Pro Forma
                               ---------------------------    Adjustments    HUBCO and      Urban      Adjustments    Pro Forma
                                 HUBCO        Jefferson       Jefferson      Jefferson    Historical      Urban       Combined
                               ----------    -------------    -----------    ---------    ----------   -----------   -----------


  Fully diluted...............     1.06                                          0.87                                     0.75
Dividends per common
  share (x)...................     0.27                                          0.27                                     0.27
Weighted average number of
  common shares
  outstanding (x):............    9,136                                         9,747                                   11,882


(x) Shares issued and outstanding have been adjusted for the Stock Split.



  See accompanying notes to pro forma combined condensed financial statements.

                     NOTES TO PRO FORMA COMBINED CONDENSED
                         UNAUDITED FINANCIAL STATEMENTS

1) The following is a summary of the adjustments required to the pro forma combined condensed statements of income of HUBCO and Washington assuming the adjustments were made as of the beginning of the periods presented:

    (a) To record the amortization on a straight line basis (which is not materially different than the level yield basis) of the premium on the loan portfolio over 4.6 years.

    (b) To record the amortization on a straight line basis (which is not materially different than the level yield basis) of the discount on the investment portfolio over its estimated life of 1.6 years.

    (c) To reflect an increase of interest income from the proceeds of Washington stock options at 6.25%.

    (d) To reflect a loss of interest income for the use of funds for acquisition expenses at 6.25%.

    (e) To record the amortization of the premium on deposits.

    (f) To reflect an increase in the cost of funds for cash payments to Washington shareholders at 4.50%.

    (g) To reflect an increase in depreciation expense reflecting the net increase in carrying value of premises and equipment.

    (h) To reflect the increase in expense from the amortization of cost over fair value of the Washington Merger based on a 5 year life.

    (i) To reflect the anticipated tax benefit on the pro forma adjustments.

The following summarizes the acquisition of Jefferson by HUBCO in a pooling of interest transaction as reflected in the accompanying pro forma combined condensed unaudited financial statements.

2)  Securities

    Transfer of Jefferson's "Held to Maturity" portfolio
    to HUBCO's "Available for Sale" portfolio.                      ($24,805)(A)
                                                                     =======
3)  Securities Available for Sale

    Transfer of Jefferson's "Held to Maturity" portfolio
    to HUBCO's "Available for Sale" portfolio.                       $24,805
    To record the mark-to-market on Jefferson's "Held to
    Maturity" portfolio transferred to HUBCO's "Available
    for Sale" portfolio.                                                (800)
    To eliminate Jefferson's shares currently owned
    by HUBCO.                                                           (268)
                                                                     -------
                                                                     $23,737 (B)
                                                                     =======

4)  Loans

    To reclassify Jefferson's in-substance foreclosures
    to loans to conform to HUBCO's implementation of
    Statement of Financial Accounting Standards No. 114,
    "Accounting by Creditors for Impairment of a Loan."
    ("SFAS 114").                                                     $1,777 (C)
                                                                     =======

5)  Allowance for Possible Loan Losses

    To reclassify Jefferson's valuation allowance on in-
    substance foreclosures to the allowance for possible
    loan losses to conform to HUBCO's implementation of
    SFAS 114.                                                          ($170)(D)
                                                                     =======

6)  Other Real Estate

    To reclassify Jefferson's in-substance foreclosures
    to loans to conform to HUBCO's implementation of
    SFAS 114.                                                        ($1,777)
    To reclassify Jefferson's valuation allowance on in-
    substance foreclosures to the allowance for possible
    loan losses to conform to HUBCO's implementation of
    SFAS 114.                                                            170
                                                                     -------
                                                                     ($1,607)(E)
                                                                     =======

7)  Other Assets

    To record the deferred tax adjustment relating to
    the mark-to-market on the Jefferson "Held to Maturity"
    portfolio transferred to HUBCO's "Available for
    Sale" portfolio.                                                    $304

    To record the deferred tax adjustment related to the
    unrealized holding loss on the Jefferson "Available for
    Sale" portfolio transferred to HUBCO's "Available for
    Sale" portfolio.                                                      32
                                                                     -------
                                                                        $336 (F)
                                                                     =======

8)  Common Stock

    Retirement of Jefferson's outstanding common stock.              ($1,357)
    Issuance of 610,829 shares of HUBCO Common Stock with a
    stated value of $1.778 per share.                                   1,087
                                                                     -------
                                                                       ($270)(G)
                                                                     =======

 9) Additional Paid in Surplus

    To transfer excess common stock to additional paid in surplus.      $270
    To eliminate Jefferson's shares currently owned by HUBCO.           (262)
                                                                     -------
                                                                          $8 (H)
                                                                     =======

10) Unrealized Holding Gain (Loss) on Securities
    Available for Sale

    Eliminate unrealized holding gain on Jefferson Common
    Stock held by HUBCO.                                                 ($6)
    To record the unrealized holding loss on the Jefferson
    "Available for Sale" portfolio for the related deferred
    taxes resulting from the transfer to HUBCO's "Available
    for Sale" portfolio.                                                  32
    To record the unrealized holding loss, net of the
    related deferred tax adjustment on the transfer of the
    Jefferson "Held to Maturity" portfolio to HUBCO's
    "Available for Sale" portfolio.                                      (496)
                                                                     -------
                                                                       ($470)(I)
                                                                     =======

11) Other Real Estate

    The Pro Forma Combined Condensed Statements of Income
    for the nine months ended September 30, 1994 and
    for the years ended December 31, 1993, and 1992 have
    been adjusted to reclassify Jefferson's ORE valuation
    reserves on in-substance foreclosures to HUBCO's provision for possible loan losses to conform to HUBCO's implementation of SFAS 114. Accordingly, the provision for possible loan
    losses has been increased and other operating expenses
    decreased by $151, $189 and $422, respectively.                          (J)

12) Shopper's Charge Account Transaction

    On December 7, 1994, the Bank acquired the Shopper's Charge Accounts Co. ("Shoppers") for approximately $16.3 million in cash in a transaction accounted for under the purchase method of accounting. Accordingly, the Bank recorded approximately $63.4 million in assets and $46.9 million in liabilities. The difference reflects the stockholders' equity of Shoppers of $13.2 million and purchase accounting adjustments of approximately $3.3 million. HUBCO estimates that no goodwill will arise from the transaction and that the acquisition of Shoppers will not have a material effect on the financial condition or results of operations of HUBCO as of and for the year ended
    December 31, 1994.

The following summarizes the acquisition of Urban by HUBCO in a pooling of interest transaction as reflected in the accompanying pro forma combined condensed unaudited financial statements.

13) Securities Available for Sale

    To eliminate Urban shares currently owned by HUBCO.                ($11)(AA)
                                                                    =======

14) Loans

    To reclassify Urban's in-substance foreclosures
    to loans to conform to HUBCO's implementation of
    SFAS 114.                                                          $399 (BB)
                                                                    =======

15) Allowance for Possible Loan Losses

    To reclassify Urban's valuation allowance on in-
    substance foreclosures to the allowance for possible
    loan losses to conform to HUBCO's implementation of
    SFAS 114.                                                          ($46)(CC)
                                                                    =======

16) Other Real Estate

    To reclassify Urban-insubstance foreclosures
    to loans to conform to HUBCO's implementation of
    SFAS 114.                                                         ($399)
    To reclassify Urban's valuation allowance on in-
    substance foreclosures to the allowance for possible
    loan losses to conform to HUBCO's implementation of
    SFAS 114.                                                            46
                                                                    -------
                                                                      ($353)(DD)
                                                                    =======

17) Common Stock

    Retirement of Urban's outstanding common stock.                 ($1,230)
    Issuance of 2,135,002 shares of HUBCO Common Stock
    with a stated value of $1.778 per share.                          3,796
                                                                    -------
                                                                     $2,566 (EE)
                                                                    =======

18) Additional Paid in Capital

    To transfer paid in capital to common stock for
    the issuance of 2,135,002 shares of HUBCO stock,
    net of Urban's capital.                                         ($2,566)
    To eliminate Urban shares currently owned by HUBCO                   (8)
                                                                    -------
                                                                    ($2,574)(FF)
                                                                    =======


19) Unrealized Holding Gain (Loss) on Securities
    Available for Sale

    Eliminate unrealized holding gain on Urban Common
    Stock held by HUBCO.                                                ($3)(GG)
                                                                    -------

20) Other Real Estate

    The Pro Forma Combined Condensed Statements of Income
    for the nine months ended September 30, 1994 and
    for the years ended December 31, 1993, and 1992 have
    been adjusted to reclassify Urban's ORE valuation
    reserves on in-substance foreclosures to HUBCO's provision for possible loan losses to conform to HUBCO's implementation of SFAS 114. Accordingly, the provision for possible loan
    losses has been increased and other operating expenses
    decreased by $50, $75 and $90, respectively.                            (HH)

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF URBAN'S
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     The following discussion and analysis of Urban's financial condition and results of operations should be read in conjunction with Urban's financial statements included as an exhibit to this Current Report on Form 8-K.

Results of Operations

  Summary

     Urban has been able to operate profitably throughout its entire thirty-two year history. During the years 1991 and 1992, Urban experienced difficulties within its loan portfolio reflecting, among other things, weakness in the New Jersey real estate market and a generally weakened economy. These two factors contributed to a substantial decline in real estate values, high levels of unemployment, and increased bankruptcy activity. This overall weakness created numerous loan defaults which produced increased levels of foreclosures within Urban's loan portfolio and resulted in significant increases in Urban's non-performing assets. The high levels of non-performing assets required Urban to make substantial increases to its allowance for possible loan losses during 1991 and 1992, and incur higher levels of expenses relating to property that was foreclosed or in the process of foreclosure. Although Urban remained profitable in 1991 and 1992, these factors, among others, negatively impacted the bank's net operating income in those years. During 1993 and through the third quarter of 1994, Urban's net income showed substantial improvement, which was a direct result of reduced levels of non-performing assets and lower provisions for loan and real estate losses. At September 30, 1994 non-performing assets stood at their lowest levels in two years. Also bolstering earnings performance during this period was an increase in net interest income which was generally attributable to lower interest costs on deposits, and increases in the level of interest income from loans and securities.


  Net Interest Income

     Net interest income is the largest component of Urban's operating income. The following tables reflect the components of net interest income, setting forth, for the nine months ended September, 30, 1994 and 1993 and for each of the years in the two year period ended December 31, 1993, (i) average assets, liabilities and shareholders' equity, (ii) interest income earned on interest-earning assets and interest expense paid on interest bearing liabilities, (iii) average yields earned on interest-earning assets and average rates paid on interest-bearing liabilities, (iv) Urban's net interest spread (i.e., the difference between the average yield earned on interest-earning assets and the average rate paid on interest-bearing liabilities), (v) the net interest margin or net yield earned on interest-earning assets (i.e., net interest income as a percentage of interest-earning assets) and (vi) the ratio of average interest-earning assets to average interest-bearing liabilities.




                                                                                  Nine Months Ended September 30,
                                                                  ------------------------------------------------------------------
                                                                               1994                              1993
                                                                  -------------------------------    ------------------------------
                                                                             Interest    Average               Interest     Average
                                                                   Average    Income/    Interest    Average    Income/     Interest
                                                                   Balance   Expense(1)   Rate(2)    Balance   Expense(1)   Rate(2)
                                                                   -------   ----------   -------    -------   ----------   -------
                                                                                        (Dollars in thousands)
ASSETS:

Interest-Earning Assets:
        Loans (net of unearned income)(3) ....................    $ 87,345     $5,735      8.75%    $ 90,349     $5,869       8.66%
        Taxable securities ...................................      97,394      3,767      5.16%      79,992      3,244       5.41%
        Tax-exempt securities ................................      10,672        246      3.07%       3,637         96       3.52%
        Interest-bearing deposits ............................       3,581        100      3.72%       4,368        101       3.08%
        Federal funds sold ...................................       3,683         94      3.40%       8,713        189       2.89%
                                                                  --------     ------    -------    --------     ------     -------
                Total interest-earning assets ................     202,675      9,942      6.54%     187,059      9,499       6.77%
                                                                  --------     ------    -------    --------     ------     -------
Allowance for possible loan losses ...........................      (1,591)                           (1,743)
Noninterest-earning assets ...................................      19,532                            22,352
                                                                  --------                          --------
                Total assets .................................    $220,616                          $207,668
                                                                  ========                          ========

LIABILITIES AND SHAREHOLDERS' EQUITY:

Demand deposits ..............................................    $ 46,154                          $ 37,374

Interest-Bearing Liabilities:
        Demand deposits ......................................      73,845      1,104      1.99%      69,137      1,225       2.36%
        Savings deposits .....................................      31,317        519      2.21%      26,094        541       2.76%
        Time deposits ........................................      40,278      1,062      3.52%      43,084      1,241       3.84%
                                                                  --------     ------    -------    --------     ------     -------
                Total interest-bearing deposits ..............     145,440      2,685      2.46%     138,315      3,007       2.90%
                                                                  --------     ------    -------    --------     ------     -------
                Total deposits ...............................     191,594      2,685      1.87%     175,689      3,007       2.28%
                                                                  --------     ------    -------    --------     ------     -------
Borrowings ...................................................      15,703        387      3.29%      18,322        397       2.89%
                                                                  --------     ------    -------    --------     ------     -------
Total Interest-bearing liabilities ...........................     161,143      3,072      2.54%     156,637      3,404       2.90%
                                                                  --------     ------    -------    --------     ------     -------
Other liabilities ............................................       1,111                             1,671
                                                                  --------                          --------
Shareholders' Equity .........................................      12,208                            11,986
                                                                  --------                          --------
                Total liabilities and shareholders' equity ...    $220,616                          $207,668
                                                                  ========                          ========
Net interest income; net interest spread .....................                 $6,870      4.00%                 $6,095       3.87%
                                                                               ======    =======                 ======     =======
Net yield on interest-earning assets .........................                             4.52%                              4.34%
                                                                                         =======                            =======
Ratio of average interest-earning assets to
  average interest-bearing liabilities .......................                           125.77%                            119.42%
                                                                                         =======                            =======
- ------------

(1)  Includes loan fees, which are not material.

(2) Percentages have been annualized for purposes of comparability with year-end data.

(3) Includes non-accruing loans, which have the effect of reducing the average rates earned on Urban's loan portfolio.





                                                                                        Year Ended December 31,
                                                                  -----------------------------------------------------------------
                                                                               1993                              1992
                                                                  -------------------------------    ------------------------------
                                                                             Interest    Average               Interest     Average
                                                                   Average    Income/    Interest    Average    Income/     Interest
                                                                   Balance   Expense(1)   Rate       Balance   Expense(1)   Rate
                                                                   -------   ----------   -------    -------   ----------   -------
                                                                                        (Dollars in thousands)
ASSETS:

Interest-Earning Assets:
        Loans (net of unearned income)(2) ....................    $ 89,010    $ 7,698      8.65%    $103,950     $ 9,432      9.07%
        Taxable securities ...................................      83,424      4,458      5.34%      46,475       3,085      6.64%
        Tax-exempt securities ................................       4,707        168      3.57%       7,463         431      5.78%
        Interest-bearing deposits ............................       4,942        154      3.12%          20           1      5.00%
        Federal funds sold ...................................       8,190        194      2.37%      11,536         270      2.34%
                                                                  --------     ------    -------    --------     -------
                Total interest-earning assets ................     190,273     12,672      6.66%     169,444      13,219      7.80%
                                                                  --------     ------    -------    --------     -------
Allowance for possible loan losses ...........................      (1,762)                           (1,630)
Noninterest-earning assets ...................................      22,154                            22,881
                                                                  --------                          --------
                Total assets .................................    $210,665                          $190,695
                                                                  ========                          ========

LIABILITIES AND SHAREHOLDERS' EQUITY:

Demand deposits ..............................................    $ 37,093                          $ 36,830
                                                                  --------                          --------
Interest-Bearing Liabilities:
        Demand deposits ......................................      71,234      1,603      2.25%      64,902       2,052      3.16%
        Savings deposits .....................................      26,247        692      2.64%      20,906         623      2.98%
        Time deposits ........................................      43,000      1,619      3.77%      49,605       2,393      4.82%
                                                                  --------     ------    -------    --------     -------    -------
                Total interest-bearing deposits ..............     140,481      3,914      2.79%     135,413       5,068      3.74%
                                                                  --------     ------    -------    --------     -------    -------
                Total deposits ...............................     177,574      3,914      2.20%     172,243       5,068      2.94%
                                                                  --------     ------    -------    --------     -------    -------
        Borrowings ...........................................      18,779        545      2.90%       6,207         206      3.32%
                                                                  --------     ------    -------    --------     -------    -------
                Total interest-bearing liabilities ...........     159,260      4,459      2.80%     141,620       5,274      3.72%
Other liabilities ............................................       2,195                               749
Shareholders' Equity .........................................      12,117                            11,496
                                                                  --------                          --------
                Total liabilities and shareholders'
                  equity .....................................    $210,665                          $190,695
                                                                  ========                          ========
Net interest income; net interest spread .....................                $ 8,213      3.86%                 $ 7,945      4.08%
                                                                              =======    =======                 =======    =======
Net yield on interest-earning assets .........................                             4.32%                              4.69%
                                                                                         =======                            =======
Ratio of average interest-earning assets to
  average interest-bearing liabilities .......................                           119.47%                            119.65%
                                                                                         =======                            =======
- ------------

(1)  Includes loan fees, which are not material.

(2) Includes non-accruing loans, which have the effect of reducing the average rates earned on Urban's loan portfolio.

     The following table demonstrates the relative impact on net interest income of changes in the volume of interest-earning assets and interest-bearing liabilities and of changes in rates earned and paid by Urban on such assets and liabilities. Changes attributable to the interactive effects of volume and rate (mix variance) have been allocated equally to changes due to volume and rate. Dollar amounts are in thousands of dollars.




                                                                    Nine Months Ended
                                                                    September 30, 1994
                                                                 Compared with Nine Months
                                                                 Ended September 30, 1993              1993 Compared with 1992
                                                               -------------------------------     -------------------------------
                                                                           Increase (Decrease)                 Increase (Decrease)
                                                                            Due to Change in                    Due to Change in
                                                                          ---------------------              ----------------------
                                                               Total        Average    Average      Total      Average     Average
                                                               Change       Volume      Rate        Change      Volume       Rate
                                                               ------      --------    -------      ------     -------     --------
Interest Income:
        Loans (net of unearned
                income) ..................................      ($134)      ($194)       $ 60      ($1,734)     ($1,358)    ($  376)
        Taxable securities ...............................        523         706        (183)       1,373        2,456      (1,083)
        Tax-exempt securities ............................        150         186         (36)        (263)        (159)       (104)
        Interest-bearing deposits ........................         (1)        (17)         16          153          246         (93)
        Federal funds sold ...............................        (95)       (109)         14          (76)         (78)          2
                                                                -----       -----       -----      -------      -------     -------
                Total interest earning assets ............        443         572        (129)        (547)       1,107      (1,654)
                                                                -----       -----       -----      -------      -------     -------

Interest expense:
        Demand deposits ..................................       (121)         83        (204)        (449)         200        (649)
        Savings deposits .................................        (22)        107        (129)          69          159         (90)
        Time deposits ....................................       (179)        (80)        (99)        (774)        (320)       (454)
        Borrowings .......................................        (10)        (57)         47          339          417         (78)
                                                                -----       -----       -----      -------      -------     -------
                Total interest bearing
                        liabilities ......................       (332)         53        (385)        (815)         456      (1,271)
                                                                -----       -----       -----      -------      -------     -------
Net change in interest income ............................       $775        $519        $256      $   268       $  651     ($  383)
                                                                =====       =====       =====      =======      =======     =======



                         Consolidated Financial Summary


                                        For Nine Months Ended      For Year Ended December 31,
                                          September 30, 1994          1993           1992
                                        ------------------------------------------------------
STATEMENTS of INCOME (Thousands)
    Net Interest Income .................     $  6,870              $  8,213       $  7,945
    Net Income ..........................     $  1,080              $  1,025       $    448
- --------------------------------------------------------------------------------------------

STATEMENTS OF CONDITION (Thousands)
    Total Assets ........................     $220,475              $227,377       $200,900
    Loans, Net.. ........................       89,192                84,018         91,454
    Deposits ............................      190,682               189,689        175,409
    Allowance for Loan Losses ...........        1,515                 1,616          1,553
    Stockholders' Equity ................       12,119                12,767         11,742
    Primary Capital (Equity plus ........       13,634                14,383         13,295
    Allowance for Loan Losses)
- --------------------------------------------------------------------------------------------

NET INCOME PER SHARE DATA
    Net Income Per Share ................       $ 1.10                $ 1.04         $  .46
    Dividends Per Share .................         0.00                  0.00           0.00
    Average Number of Shares Outstanding       984,372               984,372        984,372
- --------------------------------------------------------------------------------------------

KEY RATIOS
    Return on Average Assets
      (Annualized) ......................         0.65%                 0.48%          0.23%
    Return on Average Equity
      (Annualized) ......................        11.80%                 8.46%          3.90%
    Allowance for Loan Losses to
    Total Loans .........................         1.67%                 1.89%          1.67%
    Stockholders' Equity to
    Total Assets ........................         5.50%                 5.62%          5.84%
    Primary Capital to
    Total Assets ........................         6.18%                 6.33%          6.62%
- --------------------------------------------------------------------------------------------

     Urban's net interest income has grown steadily from 1992 to 1993 and through the first nine months of 1994. Net interest income increased by 3.4% ($268,000) from 1992 to 1993, and by 12.7% ($775,000) from the first nine months of 1993 to the first nine months of 1994. The impact of non-accrual loans on net interest income has been substantial. The total amount of interest received on non-accrual loans outstanding amount to approximately $129,000 in 1992, $70,000 in 1993, and $57,000 during the first nine months of 1994. Had such loans performed in accordance with their original contract terms, interest income of approximately $388,000 would have been recognized in 1992, $387,000 in 1993, and $228,000 during the first nine months of 1994.

     In 1993, Urban reduced its reliance on federal funds sold. The average volume of this relatively low yielding interest-earning asset declined from $11.5 million in 1992 to $8.2 million in 1993. This reduction was effected at the same time that depositors were moving their funds out of more expensive time deposits into shorter term deposit products at Urban and into other investment vehicles outside of Urban. The resulting decrease in the average volume of high interest rate funding sources enabled Urban to record the above-mentioned $268,000 increase in net interest income in 1993, notwithstanding a substantial reduction in interest income resulting primarily from a decline in yields on Urban's interest-earning assets.

     During 1993, an $11.5 million decrease in average loan volume adversely affected Urban's interest income and net interest income. This was offset in part by the reduction in funding costs resulting from the declining rate environment and the continuing migration of deposits into shorter-term, less costly sources of funds.

     The $775,000 increase in net interest income for the nine months ended September 30, 1994 is attributable primarily to the continuing low cost of funds including an $8.8 million increase in the average balance of non-interest bearing demand deposits. Also bolstering earnings performance for the period were the sales proceeds of foreclosed real estate, which were reinvested in earning assets.

     During the periods presented herein, Urban has been able to attain improving net interest spreads and net interest margins, primarily as a result of (i) the fixed rate nature of a portion of Urban's portfolio, (ii) the declining interest rate environment in periods prior to 1994, (iii) an increase in the contribution of non-interest-bearing funding sources, and (iv) a decline in non-interest earning assets. As noted elsewhere herein, the fixed rate nature of a portion of Urban's loan portfolio could adversely affect net interest income should current market rates of interest continue to increase.

Provision for Possible Losses

     Management of Urban performs an ongoing review of the adequacy of the allowance for possible loan losses in connection with its review of the loan portfolio. The review of the allowance includes an evaluation of changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, industry experience, collateral value and current economic conditions. The allowance is reduced by charge-offs and increased by recoveries on charged-off loans and charges against earnings referred to as "provisions for possible loan losses". The substantial deterioration in the local real estate market and the weakening of general economic conditions led to higher provisions for possible loan losses in 1992. Urban's provision was $1,598,000 in 1992. Management has been able to reduce the provision for possible loan losses to $118,000 in 1993 and to $125,000 during the first nine months of 1994.

Other Income

     The following table reflects the components of other (i.e., non-interest) income for the nine months ended September 30, 1994 and 1993, and for each of the past two years.



                                                              Nine Months Ended
                                                                September 30,           Years Ended December 31,
                                                           -----------------------      ------------------------
                                                             1994            1993          1993          1992
                                                           --------         ------        ------        -------
                                                                               (In thousands)

Gains (Losses) on sales of securities, net ......          ($   83)         $  183        $   83        $1,309
Fees, commisions and certain charges ............              885             813         1,134         1,172
Other ...........................................              216             187           267           255
                                                            ------          ------        ------        ------
        Total ...................................           $1,018          $1,183        $1,484        $2,736
                                                            ======          ======        ======        ======


     The slight improvement in Urban's fee and service charge income during the first nine months of 1994 reflects a restructuring of Urban's fee structure implemented during 1993. The favorable interest rates experienced in 1992 allowed the Bank to restructure its investment portfolio while providing a significant increase to 1992 total income.

Other Expenses

     The following table reflects the components of other (i.e., non-interest) expenses for the nine months ended September 30, 1994 and 1993, and for each of the past two years.


                                                           Nine Months Ended
                                                              September 30,           Years Ended December 31,
                                                           ----------------------    -------------------------
                                                            1994          1993          1993            1992
                                                            ----          ----          ----            ----
                                                                             (In thousands)
Salaries and employee benefits ..................          $3,150        $2,813        $3,698          $3,884
Occupancy, furniture and equipment ..............           1,075           972         1,340           1,351
Federal Deposit Insurance premium ...............             347           329           438             382
Legal ...........................................             140            70           201             253
Other real estate expenses:
        Cost of operations ......................             263           275           286             174
        Valuation adjustments ...................              70           278           488           1,046
Other ...........................................           1,155         1,060         1,456           1,291
                                                           ------        ------        ------          ------
                Total ...........................          $6,200        $5,797        $7,907          $8,381
                                                           ======        ======        ======          ======

     The increase in salaries and employee benefits during the first nine months of 1994 is primarily attributable to an increase in the cost of Urban's self-funded insurance plan, increases in salaries relating to the introduction of a mortgage origination unit and the introduction of a mutual fund/annuity program. The balance of the increase relates to salary increases granted during the year. Urban also incurred historically high expenses relating to "other real estate" (i.e., real estate which has either been foreclosed or is in the process of foreclosure). Such expenses include both the actual expenses of operating ORE properties (which increased 64.4% from 1992 to 1993) and charges to earnings that must be taken as valuation adjustments (which increased 197% from 1991 to 1992 and decreased 53.3% from 1992 to 1993) in recognition of market value declines. During 1992 a new senior management team was hired to deal with the increased level of problem assets and their effect on Urban. The historically high valuation adjustments experienced in 1992 were attributable to a review process, by management, which resulted in conservative market valuations on ORE properties.

     Urban incurred significant expenses from 1992 through the first nine months of 1994 attributable to professional fees associated with Urban's efforts to protect its interests in problem loan transactions, ORE Properties, and other legal matters. A substantial portion of the increase in "other" non-interest expenses from 1992 to 1993 and the first nine months of 1994 relates to the Bank's increase in the marketing of its products.

Income Taxes

     In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" (Statement 109). Statement 109 requires a change from the deferred method of accounting for income taxes of APB Opinion 11 to the asset and liability method of accounting for income taxes. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Effective January 1, 1993, Urban adopted Statement 109. Prior years' financial statements were not restated to comply with Statement 109. The effects of adopting Statement 109 in 1993 have not been significant.

     Urban has recorded provisions for income taxes of $254,000, $647,000 and $559,000, respectively, for 1992, 1993 and the first nine months of 1994.

Financial Condition

Interest Rate Sensitivity

     Urban analyzes its interest sensitivity position to manage the risks associated with interest rate movements through the use of "gap analysis." Interest rate risk arises from mismatches in the repricing of assets and liabilities within a given period. Gap analysis is an approach used to quantify these differences. A "positive" gap results when the amount of interest-sensitive assets exceeds the amount of interest-sensitive liabilities within a given period. A "negative" gap results when interest-sensitive liabilities exceed interest-sensitive assets within a given period.

     The following table illustrates Urban's interest rate gap position as of September 30, 1994. At that date, Urban had a cumulative negative gap on a 30-day, 90-day, 180-day, and one year basis.



                                                                 Assets and Liabilities Maturing-Repricing in:
                                           ----------------------------------------------------------------------------------------
                                              1-30           31-90          91-180         181-365
                                              Days           Days            Days            Days         Over 1 Year        Total
                                           ---------       ---------       --------        ---------      -----------     ----------
                                                                                (In thousands)
Interest-Earning Assets:
   Securities held to maturity ........     $  2,247         $ 1,398         $ 3,975         $ 1,837        $ 47,111       $ 56,568
   Securities available for sale ......        1,617           3,011           3,005           4,049          35,146         46,828
   Interest-bearing deposits ..........           29            --              --               100            --              129
   Term deposits at FHLB ..............          400           3,700            --              --              --            4,100
   Federal Reserve Bank Stock .........         --              --              --              --                77             77
   Installment loans ..................          767              19             230             313           5,109          6,438
   Mortgage loans .....................       19,961             651           1,086           2,208          40,082         63,988
   Commercial loans ...................       18,292             226              11              22           1,730         20,281
                                            --------         -------         -------         -------        --------       --------
        Total .........................       43,313           9,005           8,307           8,529         129,255        198,409
                                            --------         -------         -------         -------        --------       --------

Interest-Bearing Liabilities:
   Treasury Tax Deposits ..............        1,828            --              --              --              --            1,828
   Demand deposits ....................       69,781            --              --              --              --           69,781
   Savings deposits ...................       30,901             938            --              --              --           31,839
   Time deposits ......................        7,148           7,505           7,376           7,508           9,282         38,819
   Repurchase agreements ..............        7,358           8,095            --              --              --           15,453
                                            --------         -------         -------         -------        --------       --------
         Total ........................     $117,016         $16,538         $ 7,376         $ 7,508        $  9,282       $157,720
                                            ========         =======         =======         =======        ========       ========

Period gap ............................    ($ 73,703)       ($ 7,533)        $   931         $ 1,021        $119,973       $ 40,689
Cumulative gap ........................    ($ 73,703)       ($81,236)       ($80,305)       ($79,284)       $ 40,689

For many reasons, an interest sensitivity table is not a complete picture of the possible effect of interest rate changes on Urban's net interest income. First, changes in the general level of interest rates will not effect all categories of assets and liabilities equally or simultaneously. Second, the table represents a one-day position; variations occur daily as Urban adjusts its interest sensitivity throughout the year. Third, assumptions must be made to construct such a table. For example, there are several core deposit products categorized as interest sensitive in the 30 day interval; however, historically they have been adjusted less frequently than changes in the leading rate indicators. Fourth, the re-pricing distribution of interest-sensitive assets may not be indicative of the liquidity of those assets. Finally, since this table is based on contractual maturities, it does not include estimates of early principal payments on mortgages installment loans, mortgage backed securities, and collateralized mortgage obligations.

     In general, the net interest income of a financial institution will be benefited if the institution has a negative gap during periods of declining interest rates and a positive gap during periods of increasing interest rates. Likewise, net interest income generally will be adversely affected if a financial institution has a positive gap during periods of declining interest rates or a negative gap during periods of increasing interest rates. Urban's negative gap, which is attributable in part to the predominance of long-term mortgage products, can be expected to adversely affect its net interest income in the future if the current trend of increasing market rates of interest continues.

     The following table sets forth certain categories of loans as of September 30, 1994 in terms of maturity and interest rate sensitivity:




                                     Within       1 to 5     After 5
                                     1 Year       Years       Years       Total
                                    --------      ------     -------     -------
                                                   (In thousands)

Commercial loans ...............     $11,971     $ 7,906     $   129     $20,006
Real estate loans ..............       8,406      27,100      28,758      64,264
Installment loans ..............       2,912       3,525           0       6,437
                                     -------     -------     -------     -------
     Total .....................     $23,289     $38,531     $28,887     $90,707
                                     =======     =======     =======     =======
Loans with predetermined rates .     $11,568     $25,109     $17,611     $54,288
Loans with floating rates ......      11,721      13,422      11,276      36,420
                                     -------     -------     -------     -------
     Total .....................     $23,289     $38,531     $28,887     $90,707
                                     =======     =======     =======     =======

Liquidity and Funding

     Cash and cash equivalents are Urban's most liquid assets. At September 30, 1994, cash and cash equivalents totaled $19.3 million, as compared with $25.3 million at December 31, 1993. The bulk of this decrease resulted from a $5.1 million net increase in loans partially offset by a $2.7 million net increase in deposits.

     The following table provides information concerning deposit categories which were in excess of 10% of average total deposits.


                                          Nine Months
                                            Ended         Year Ended     Year Ended
                                         September 30,    December 31,   December 31,
                                             1994            1993          1992
                                         -------------    ------------   ------------
                                                    (Dollars in thousands)
Non-interest bearing demand deposits:
   Average amount ...................      $46,154         $37,093         $36,830
   Average rate paid ................         --              --              --
Interest bearing demand deposits:
   Average amount ...................      $73,845         $71,234         $64,902
   Average rate paid ................         1.99%           2.25%           3.16%
Savings deposits:
   Average amount ...................      $31,317         $26,247         $20,906
   Average rate paid ................         2.21%           2.63%           2.98%
Time deposits:
   Average amount ...................      $40,278         $43,000         $49,605
   Average rate paid ................         3.52%           3.77%           4.82%


     At September 30, 1994 time deposits in amounts of $100,000 and over matured as follows (in thousands):



                                                   September 30,
                                                        1994
                                                   -------------

    Three months or less .........................     $4,470
    Over three months through twelve months ......      1,131
    Over twelve months ...........................        200
                                                       ------
    Total ........................................     $5,801
                                                       ======

Securities

     The amortized cost, gross unrealized gains and losses and estimated market values of Urban's securities at September 30, 1994 and December 31, 1993 and 1992 are summarized as follows:

                                                                      September 30, 1994
                                                      -----------------------------------------------------
                                                                     Gross           Gross
                                                      Carrying     Unrealized     Unrealized      Market
                                                        Value        Gains          Losses         Value
                                                       --------    ----------     ----------      --------
                                                                           (In thousands)
Securities Available for Sale
   U.S. Treasury Notes .........................      $ 12,328      $   --         ($   364)      $ 11,964
   Obligations of U.S. Government Agencies .....        21,650          --           (1,371)        20,279
   Collateralized Mortgage Obligations
     of U.S. Government Agencies ...............        15,713          --           (1,128)        14,585
                                                      --------      --------       --------       --------
                                                      $ 49,691      $   --         ($ 2,863)      $ 46,828
                                                      ========      ========       ========       ========
Securities held to Maturity
   U.S. Treasury Notes .........................      $  1,025      $   --         ($     7)      $  1,018
   Obligations of U.S. Government Agencies .....         9,380          --             (894)         8,486
   Mortgage Backed Securities of U.S. Government
     Agencies ..................................        33,791          --           (2,271)        31,520
   State, county, and municipal securities .....        11,172          --             (183)        10,989
   Other securities ............................         1,200          --              (31)         1,169
                                                      --------      --------       --------       --------
                                                      $ 56,568      $   --         ($ 3,386)      $ 53,182
                                                      ========      ========       ========       ========



                                                                      December 31, 1993
                                                      -----------------------------------------------------
                                                                     Gross           Gross
                                                      Carrying     Unrealized     Unrealized      Market
                                                        Value        Gains          Losses         Value
                                                       --------    ----------     ----------      --------
                                                                           (In thousands)

U.S. Treasury Notes .........................         $ 12,480      $   125            (125)      $ 12,480
Obligations of U.S. Government Agencies .....           30,825          119             (81)        30,863
Mortgage Backed Securities of U.S. Government
  Agencies ..................................           30,086           28            (502)        29,612
Collateralized Mortgage Obligations
  of U.S. Government Agencies ...............           18,624           87             (87)        18,624
State, county, and municipal securities .....            9,509           61             (59)         9,511
Other securities ............................            4,137           19            --            4,156
                                                      --------      --------       --------       --------
                                                      $105,661      $   439        ($   854)      $105,246
                                                      ========      ========       ========       ========



                                                                      December 31, 1992
                                                      -----------------------------------------------------
                                                                     Gross           Gross
                                                      Carrying     Unrealized     Unrealized      Market
                                                        Value        Gains          Losses         Value
                                                       --------    ----------     ----------      --------
                                                                           (In thousands)
U.S. Treasury Notes .........................         $ 15,430      $  337          $  --         $ 15,767
Obligations of U.S. Government Agencies .....           33,622          75             (431)        33,266
Mortgage Backed Securities of U.S. Government
  Agencies ..................................            3,867          --              (29)         3,838
Collateralized Mortgage Obligations
  of U.S. Government Agencies ...............           11,753          73              (60)        11,766
State, county, and municipal securities .....            2,087          --              --           2,087
                                                      --------      --------       --------       --------
                                                      $ 66,759      $  485         ($   520)      $ 66,724
                                                      ========      ========       ========       ========

     The following table sets forth the maturity distribution and weighted average yields of Urban's investment securities held to maturity and securities available for sale as of September 30, 1994. No tax equivalent adjustments have been made in the following table.



                                                                                     More
                                             Within       1 to 5       5-10        Than 10
                                             1 Year       Years        Years        Years        Total
                                             -----       --------      --------      -------     -------
                                                              (Dollars in thousands)
Investment securities held to maturity:
U.S. Treasury:
        Book value ....................      $    0      $     0      $ 1,025      $     0      $ 1,025
        Yield .........................           0%           0%        5.35%           0%        5.35%
U.S. Agencies:
        Book value ....................      $    0      $ 2,979      $ 6,401      $     0      $ 9,380
        Yield .........................           0%        5.35%        5.43%           0%        5.42%
Mortgage Backed Securities:
        Book value ....................      $    0      $ 8,499      $12,394      $12,898      $33,791
        Yield .........................           0%        6.26%        5.81%        5.78%        5.88%
State, County, and Municipal:
        Book value ....................      $4,513      $ 5,726      $   820      $   113      $11,172
        Yield .........................        3.17%        3.79%        4.18%        3.98%        3.57%
Other Securities:
        Book value ....................      $   76      $ 1,000      $     0      $   201      $ 1,277
        Yield .........................        6.00%        5.25%           0%        7.38%        5.62%
Total book value ......................      $4,589      $18,204      $20,640      $13,212      $56,645
                                             ======      =======      =======      =======      =======
Weighted average yield ................        3.22%        5.28%        5.60%        5.71         5.33%
                                             ======      =======      =======      =======      =======

Securities available for sale:
U.S. Treasury:
        Book value ....................      $2,984      $ 7,299      $ 2,045      $     0      $12,328
        Yield .........................        4.99%        4.50%        5.07%           0%        5.35%
U.S. Agencies:
        Book value ....................      $    0      $12,916      $ 8,734      $     0      $21,650
        Yield .........................           0%        4.81%        5.35%           0%        5.42%
Collaterallized Mortgage Obligations:
        Book value ....................      $    0      $ 2,027      $ 2,910      $10,776      $15,713
        Yield .........................           0%        6.09%        5.80%        5.75%         588%
Total book value ......................      $2,984      $22,242      $13,689      $10,776      $49,691
                                             ======      =======      =======      =======      =======
Weighted average yield ................        4.99%        4.82%        5.40%        5.75%        5.55%
                                             ======      =======      =======      =======      =======

Loan Portfolio

     Loans are a significant component of Urban's interest-earning assets. Real estate loans account for a substantial portion of Urban's total loans. Commercial lending activities are focused primarily on lending to small to mid-size businesses.

     The following table sets forth the classification of Urban's loans by major category as of the dates indicated:


                                                                        December 31,
                                                       September 30,  -----------------
                                                           1994         1993     1992
                                                       -------------  -----------------
                                                                  (In Thousands)

Commercial ...........................................   $20,006      $22,378   $22,677
Real estate loans secured by:
        Construction and land development ............     2,826          630       533
        First mortgages ..............................    23,758       24,529    29,566
        Second mortgage ..............................    19,341       17,107    17,330
        Non-residential properties ...................    18,339       15,705    18,584
                                                         -------      -------   -------
                Total Real estate loans ..............    84,270       80,349    88,690
Installment ..........................................     6,437        5,285     4,317
                                                         -------      -------   -------
                Total loans ..........................    90,707       85,634    93,007
Less: Allowance for possible loan losses .............     1,515        1,616     1,553
                                                         -------      -------   -------
                Net loans ............................   $89,192      $84,018   $91,454
                                                         =======      =======   =======

Credit Risk

     One measure of credit risk is the extent to which a financial institution's loans have ceased to perform in accordance with the terms initially agreed upon by the institution and its borrowers. The following table sets forth information regarding non-accrual loans, other past due loans and other real estate as of September 30, 1994 and December 31, 1993 and 1992:



                                                                                December 31,
                                                         September 30,     ---------------------
                                                             1994            1993         1992
                                                         -------------     ---------------------
                                                                  (In Thousands)

Non-performing loans
        Non-accrual loans(1) ............................     $3,506         $3,942      $ 3,869
        Past due 90 days or more and accruing interest(2)        722            285        2,122
                                                              ------         ------      -------
                Total ...................................      4,228          4,227        5,991
                                                              ------         ------      -------
Other real estate (3)
        Repossessed properties--residential .............      1,842          1,579        3,013
        Repossessed properties--commercial ..............        884          1,104          960
        In-substance foreclosure--residential ...........        255          1,698        4,300
        In-substance foreclosure--commercial ............        144            144          404
Less:  Valuation allowance ..............................       (280)          (406)        (459)
                                                              ------         ------      -------
Net other real estate ...................................      2,845          4,119        8,218
                                                              ------         ------      -------
                Total non-performing assets .............     $7,073         $8,346      $14,209
                                                              ======         ======      =======
Non-performing loans as a percent of total loans
        (net of unearned income) ........................       4.66%          4.99%        6.44%
Non-performing assets as a percent of total loans
        (net of unearned income) ........................       7.80%          9.85%       15.28%

- ----------
(1) Generally represents those loans as to which management has determined that the borrowers may be unable to meet contractual principal and/or interest obligations or where interest or principal is in arrears for a period of more than 90 days (except when such loans are believed to be fully collectable and adequately secured). Interest previously accrued on these loans during the current year and not yet paid is reversed and charged against income, interest accrued during prior years and not yet paid is charged against the allowance for possible loan losses. Interest earned thereafter is only included in income to the extent that it is collected.

(2) Primarily represents those loans in which payments of interest or principal are contractually past due 90 days or more but which are currently accruing income at the contractually stated rates, based on a determination that such loans are believed to be fully collectible and adequately secured.

(3) Consists of assets acquired in foreclosure and assets considered to be in an in-substance foreclosure status. A loan is treated as in-substance foreclosure when the borrower has little or no equity in the underlying property and Urban can reasonably expect repayment to come only from the operation or sale of the underlying real estate.

Credit Losses

     Loans are typically charged-off when they are identified by management or classified by regulatory authorities as a "loss". Charge-offs of loans are made when they are determined to be uncollectible. In certain instances, partial charge-offs are made to recognize the effect of declining collateral values, as compared to the carrying value of the loan. Net charge-offs increased in 1992 as compared to prior years, primarily as a result of continuing weakness in the Bank's primary lending area and a conservative approach to market valuation of OREO properties.

     The following table sets forth information regarding Urban's provision and allowance for possible loan losses and charge-off experience:



                                                                   September 30,                     December 31,
                                                              -----------------------           -----------------------
                                                               1994             1993             1993             1992
                                                              ------           ------           ------           ------
                                                                                    (In Thousands)
Allowance for Possible Loan Losses:
     Balance at beginning of period ........................  $1,616           $1,553           $1,553           $1,366
     Provisions (charged to expense) .......................     125              250              118            1,598
     Charge-offs ...........................................    (255)            (103)            (186)          (1,525)
     Recoveries of charged-off loans .......................      29              116              131              114
                                                              ------           ------           ------           ------
                 Balance at end of period ..................  $1,515           $1,816           $1,616           $1,553
                                                              ======           ======           ======           ======

Ratio of net charge-offs to average loans outstanding (1) ..     .34%            (.02)%            .06%            1.36%
Allowance for possible loan losses as a percent of total
  loans (net of unearned income) ...........................    1.67             2.08             1.89             1.67
Allowance for possible loan losses as a percent of
  non-performing loans .....................................   35.83            31.94            38.23            25.92

- --------------
(1) The interim data has been annualized for purposes of comparability with year-end data.

     The allowance for possible loan losses is established through a provision for possible loan losses charged to expense. Losses on loans are charged against the allowance when management believes the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible based on evaluations of the collectibility of such loans. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, industry experience, collateral value and current economic conditions that may affect the borrower's ability to pay. Management believes that the allowance for possible loan losses at September 30, 1994 is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, the OCC, as an integral part of its examination process, periodically reviews Urban's allowance for possible loan losses. The OCC may require Urban to recognize additions to the allowance based on its judgment of information available to the OCC at the time of its examination.

     The principal risk elements in Urban's loan portfolio relate to the value of real estate collateral underlying Urban's mortgage loans and the economic strength of Urban's borrowers and guarantors. Urban analyzes these factors as part of its analysis of the allowance for possible loan losses. While net charge-offs are not expected to approach 1992 levels during the year ending December 31, 1995, no assurances can be given in this regard.


                                                          For Nine Months   For Year Ended December 31,
              Short-Term Borrowings                      September 30, 1994      1993         1992
              ---------------------                      ------------------ ---------------------------

Securities Sold Under Agreements to Repurchase:
   Current Amount ..........................................   $15,454         $17,145      $ 6,553
   Weighted Average Interest Rate Year-To-Date .............      2.49%           2.92%        3.39%
   Maximum Amount Of Borrowings At Month-End ...............   $21,915         $22,336      $ 6,553
   Average Balance Year-To-Date ............................   $14,000         $16,779      $ 4,217

Federal Funds Purchased And Other Borrowings:
   Current Amount ..........................................   $     0         $     0      $     0
   Weighted Average Interest Rate Year-To-Date .............      3.45%           3.00%        --
   Maximum Amount Of Borrowings At Month-End ...............   $     0         $     0      $     0
   Average Balance Year-To-Date ............................   $    29         $     3      $     0

Treasury, Tax, & Loan Note Option:
   Current Amount ..........................................   $ 1,542         $ 6,000      $ 6,477
   Weighted Average Interest Rate Year-To-Date .............      2.21%           2.76%        3.17%
   Maximum Amount Of Borrowings At Month-End ...............   $ 2,531         $ 7,122      $ 6,000
   Average Balance Year-To-Date ............................   $ 1,675         $ 1,996      $ 1,990

     Securities Sold Under Agreements To Repurchase are generally for terms from one to 364 days, while borrowings under the Treasury, Tax & Loan Program are generally for periods which do not exceed ninety days.

Recent Accounting Pronouncements

     In May 1993, the Financial Accounting Standards Board (FASB) issued SFAS No. 114, "Accounting by Creditors for the Impairment of a Loan." SFAS 114 is effective for financial statements issued for fiscal years beginning after December 15, 1994. This statement amends SFAS 5, "Accounting for Contingencies." and SFAS 15, "Accounting by Debtors and Creditors for Troubled Debt Restructurings." It prescribes the recognition criteria for loan impairment and the measurement methods for certain impaired loans and loans whose terms are modified through troubled debt restructurings. See Note 1 of the Notes to Urban's Financial Statements.

     Also in May 1992, FASB issued the SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." SFAS 115 addresses the accounting and reporting requirements for investments in equity securities that have readily determinable values and all investments in debt securities. This statement is effective for fiscal years beginning after December 15, 1993.

Capital

     The OCC has adopted minimum risk-based and leverage capital guidelines. The minimum required ratio of qualifying total capital to risk-weighted assets (including certain off-balance sheet items, such as standby letters of credit) is 8%, of which at least 4% must consist of Tier 1 capital. As of September 30, 1994, Urban's total risk-based captal ratio was 14.98%, and its Tier 1 risk-based capital was 13.72%. Tier 1 capital consists of common equity and qualifying perpetual preferred stock (less certain intangibles). Total capital consists of Tier 1 capital, mandatory convertible debt securities, qualifying subordinated debt, other preferred stock and a portion of the allowance for possible loan losses up to 1.25% of total calculated assets. The minimum required leverage ratio (Tier 1 capital to average total assets) is 3% for banking organizations that meet certain specified criteria. All other banking organizations are required to maintain a leverage ratio of 3% plus an additional cushion of at least 100 to 200 basis points. As of September 30, 1994, Urban's leverage capital ratio was 6.31% which exceeds the regulatory minimum.

Item 7.  Exhibits.

Exhibit No.                Description
- -----------                -----------

    10                     Letter Agreement dated
                           March 1, 1995 by and among
                           HUBCO, Inc., Hudson United
                           Bank and Jefferson National
                           Bank.

    10.1                   Agreement and Plan of
                           Merger dated February 14,
                           1995 by and among HUBCO,
                           Inc., Hudson United Bank
                           and Urban National Bank
                           (incorporated by reference
                           from HUBCO, Inc.'s Current
                           Report on Form 8-K, filed
                           with the Securities and
                           Exchange Commission on
                           February 23, 1995
                           (Exhibit 2 thereto))

    23                     Consent of Stephen P.
                           Radics & Co.

    99                     Urban National Bank
                           consolidated financial
                           statements for the nine
                           months ended Septem-
                           ber 30, 1994 and for
                           the years ended Decem-
                           ber 31, 1993 and 1992.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, HUBCO, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               HUBCO, INC.
                                         ------------------------
                                              (Registrant)




Dated:  March 3, 1995               By: /s/ KENNETH T. NEILSON
                                        ------------------------------------
                                            Kenneth T. Neilson
                                              President and Chief Executive
                                              Officer

                               INDEX TO EXHIBITS


Exhibit
Number                              Description                 Page
- -------                             -----------                 ----

    10                     Letter Agreement dated
                           March 1, 1995 by and
                           among HUBCO, Inc.,
                           Hudson United Bank and
                           Jefferson National Bank.

    10.1                   Agreement and Plan of
                           Merger dated February 14,
                           1995 by and among HUBCO,
                           Inc., Hudson United Bank
                           and Urban National Bank
                           (incorporated by reference
                           from HUBCO, Inc.'s Current
                           Report on Form 8-K, filed
                           with the Securities and
                           Exchange Commission on
                           February 23, 1995
                           (Exhibit 2 thereto))

    23                     Consent of Stephen P.
                           Radics & Co.

    99                     Urban National Bank
                           consolidated financial
                           statements for the nine
                           months ended Septem-
                           ber 30, 1994 and for
                           the years ended Decem-
                           ber 31, 1993 and 1992.